UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2017

Whitestone REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Trustees and Changes to Board Committees.

On September 6, 2017, the Board of Trustees (the “Board”) of Whitestone REIT (the “Company”) expanded the size of the Board to seven members and elected Nandita Berry as a new Class III trustee to serve until the 2018 annual meeting of shareholders or until her successor is duly elected and qualified or her earlier resignation or removal and Najeeb A. Khan as a new Class II trustee to serve until the 2020 annual meeting of shareholders or until his successor is duly elected and qualified or his earlier resignation or removal, with both trustees’ service to begin immediately. Ms. Berry has been appointed to the Audit Committee of the Board, and Mr. Khan has been appointed to the Nominating and Governance Committee of the Board. Each of Ms. Berry and Mr. Khan has been determined by the Board to meet the “independence” standards of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”).

There were no arrangements or understandings between Ms. Berry or Mr. Khan, respectively, and any person pursuant to which Ms. Berry or Mr. Khan, respectively, was elected a trustee. Ms. Berry and Mr. Khan will receive the same compensation as the other non-employee members of the Board. A description of the compensation payable to the Company’s trustees was included in the Company’s Proxy Statement filed with the SEC on March 30, 2017.

Ms. Berry, 49, was formerly the 109th Texas Secretary of State from January 2014 to February 2015. She also previously served on the University of Houston System Board of Regents and held Senior Counsel positions at Locke Lord LLP and El Paso Energy Corporation. Ms. Berry began her legal career as an Associate at Haynes and Boone, LLP. Ms. Berry previously served on the board of the Houston Zoo, Inc., the South Asian Chamber of Commerce and the Community Family Center of Houston.

Mr. Khan, 64, has over 34 years of business experience and is the founder, President and Chief Executive Officer of Interlogic Outsourcing, Inc. (“IOI”). IOI is the successor to Interlogic Systems, Inc. (“ISI”), a company that Mr. Khan established in 1987. Prior to founding ISI, Mr. Khan served as Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank. Mr. Khan also served as Chairman and Chief Executive Officer of CNA UniSource from 1998 through 2001. Mr. Khan currently serves as a director of 1st Source Bank, where he is a member of the audit committee and chairs the loan and fund committee. He also previously served as a trustee of Memorial Health Foundation, the Community Foundation of St. Joseph County, WNIT public television and Studebaker Museum.

Item 7.01.    Regulation FD Disclosure.

On September 6, 2017, the Company issued a press release announcing the appointment of Ms. Berry and Mr. Khan, which is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITESTONE REIT

Date: September 6, 2017	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated September 6, 2017.